UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 2, 2011, The Western Union Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as Representatives of the several Underwriters named therein, with respect to the offering and sale by the Company of $300,000,000 aggregate principal amount of its Floating Rate Notes due 2013 (the “Notes”) under the Company’s Registration Statement on Form S-3 (Registration No. 333-170967). The Notes were issued pursuant to the Indenture, dated as of November 17, 2006, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture dated as of September 6, 2007 between the Company and the Trustee. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The sale of the Notes closed on March 7, 2011. The form of Note is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the issuance of the Notes, Sidley Austin LLP provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated as of March 2, 2011, by and among the Company, J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as Representatives of the several Underwriters named therein, relating to the Notes.

4.1	Form of Floating Rate Note due 2013.

5.1	Opinion of Sidley Austin LLP relating to the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: March 7, 2011	By:	/s/ Sarah J. Kilgore
	Name: Title:	Sarah J. Kilgore Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated as of March 2, 2011, by and among the Company, J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as Representatives of the several Underwriters named therein, relating to the Notes.

4.1	Form of Floating Rate Note due 2013.

5.1	Opinion of Sidley Austin LLP relating to the Notes.